UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 31, 2026

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 S. Mill Ave, Suite 1600	Tempe	Arizona	85281
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement
Revolving Credit Facility Upsize and Extension
On July 31, 2026, Go Daddy Operating Company, LLC and GD Finance Co, LLC (each, a direct or indirect subsidiary of GoDaddy Inc. and together, the “Borrowers”) entered into a Joinder and Thirteenth Amendment (the “Thirteenth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of February 15, 2017 (as amended by Amendment No. 1, dated as of November 22, 2017, as further amended by the Joinder and Amendment Agreement, dated as of June 4, 2019, as further amended by Amendment No. 3, dated as of October 3, 2019, as further amended by the Joinder and Fourth Amendment Agreement, dated as of August 10, 2020, as further amended by the Fifth Amendment Agreement, dated as of March 8, 2021, as further amended by the Joinder and Sixth Amendment Agreement, dated as of November 10, 2022, as further amended by the Seventh Amendment Agreement, dated as of May 5, 2023, as further amended by the Eighth Amendment Agreement, dated as of July 19, 2023, as further amended by the Ninth Amendment Agreement, dated as of August 15, 2023, as further amended by the Tenth Amendment Agreement, dated as of January 22, 2024, as further amended by the Eleventh Amendment Agreement, dated May 31, 2024, as further amended by the Twelfth Amendment Agreement, dated December 16, 2024, and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Borrowers, Desert Newco, LLC (“Holdings”), the lending institutions from time to time party thereto, and Royal Bank of Canada as the Administrative Agent, the Collateral Agent, the Swingline Lender and a Letter of Credit Issuer. Capitalized terms used herein, but not otherwise defined herein are as defined in the Credit Agreement as amended by the Thirteenth Amendment.

The Thirteenth Amendment provides for a new revolving credit facility of $1,200 million (the “New Revolving Credit Facility”), which refinanced and replaced the Borrowers’ existing $1,000 million revolving credit facility. Pursuant to the Thirteenth Amendment, the applicable margin per annum applicable to the New Revolving Credit Facility is (i) between 1.25% and 1.75% for revolving loans that bear interest at a term SOFR-, EURIBOR- or SONIA-based benchmark rate, in each case, based on Holdings’ first lien net leverage ratio and (ii) between 0.25% and 0.75% for revolving loans that bear interest at a U.S. dollar base rate, in each case, based on Holdings’ first lien net leverage ratio. The New Revolving Credit Facility has a stated maturity date of July 31, 2031, and is subject to a customary “springing” maturity date triggered by the near-term maturity of certain term loans or debt securities issuances with outstanding principal amounts in excess of $500 million. The New Revolving Credit Facility is subject to the same financial covenant applicable to the existing revolving credit facility, which requires that upon applicable utilization of the New Revolving Credit Facility of at least 40% of the total commitments thereunder, Holdings must maintain a first lien net leverage ratio of not greater than 5.75:1.00.

The foregoing description of the Thirteenth Amendment is qualified in its entirety by reference to the full text of the Thirteenth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1
Thirteenth Amendment to the Second Amended and Restated Credit Agreement by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, GD Finance Co, LLC, the lending institutions from time to time party thereto and Royal Bank of Canada, effective as of July 31, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	August 3, 2026	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer